EXHIBIT 16.1


                        [COMISKEY & CO., P.C. LETTERHEAD]


June 9, 2010

Securities and Exchange Commission
100 F Street N. E.
Washington, D. C. 20549-7561

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on June 9, 2010, to be filed by our former client, Camelot Corporation. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,


/s/ Comiskey & Co, P.C.
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Comiskey & Co., P.C.
Denver, Colorado